Exhibit 99.1

Compass Diversified Holdings Ryan J. Faulkingham Chief Financial Officer 203.221.1703 ryan@compassequity.com	Investor Relations and Media Contacts: The IGB Group Leon Berman 212.477.8438 / 212.477.8261 lberman@igbir.com / seckstein@igbir.com

Compass Diversified Holdings Announces Divestiture of Fox Factory Holding Corp. for $136.1 Million of Net Proceeds

Increases Gains Achieved for CODI Shareholders to over $775 Million

Westport, Conn., March 13, 2017 - Compass Diversified Holdings (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today that Fox Factory Holding Corp. (“FOX”) (Nasdaq: FOXF) closed on a secondary public offering of 5,108,718 shares of FOX common stock held by CODI. CODI sold its remaining shares of FOX common stock in the secondary public offering for total net proceeds of approximately $136.1 million.

Alan Offenberg, CEO of Compass Diversified Holdings, commented, “This transaction represents the culmination of our successful investment in FOX and demonstrates the strength of our business model and ability to unlock significant value for shareholders. Including this divestiture, we have realized approximately $525 million in proceeds from FOX, while increasing total gains realized for shareholders to over $775 million, including FOX secondary sales and past opportunistic sales of subsidiaries. With our substantial liquidity, we remain in an excellent position to pursue compelling platform and add-on acquisitions, while providing stable cash distributions.”

About Compass Diversified Holdings (“CODI”)
CODI owns and manages a diverse family of established North American middle market businesses. Each of its current subsidiaries is a leader in its niche market.

CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its shareholders.

Our eight majority-owned subsidiaries are engaged in the following lines of business:

•	The design and marketing of purpose-built tactical apparel and gear serving a wide range of global customers (5.11);

•	The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	Environmental services for a variety of contaminated materials including soils, dredged material, hazardous waste and drill cuttings (Clean Earth);

•	The design and marketing of wearable baby carriers, strollers and related products (ERGObaby);

•	The design and manufacture of premium home and gun safes (Liberty Safe);

•	The manufacture and marketing of branded, hemp-based food products (Manitoba Harvest); and

•	The manufacture and marketing of portable food warming fuels and creative ambience solutions for the hospitality and consumer markets (Sterno Products).

This press release may contain certain forward-looking statements, including statements with regard to the future performance of CODI. Words such as "believes," "expects," "projects," and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the SEC for the year ended December 31, 2016 and other filings with the SEC. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.